UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 13, 2010

BRAND NEUE CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53318	98-0560939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 S.E. Executive Drive, Suite 13 Bentonville, Arkansas	72712
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (479) 845-0109

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 11, 2010, Brand Neue Corp.’s (the “Company”) Chief Financial Officer concluded that the Form 10-Q for the period ended June 30, 2010 was inadvertently filed with the SEC on August 10, 2010, prior to the Company completing its normal review process, including final proofing and comments from management, legal counsel and accountants and receipt of required signatures and approvals, and therefore cannot be relied upon.  Upon review of the filed Form 10-Q, management has determined that substantial changes are required to the financial statements as well as other items of the Form 10-Q.  The Company’s Chief Financial Officer has discussed the matters disclosed under this Form 8-K with the Company’s independent accountants.  The Company will file an amended and restated quarterly report for the period ended June 30, 2010 on Form 10-Q in the very near future.  Further, the Company is assessing its filing procedures to ensure they are adequate for future filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAND NEUE CORP.

Date: August 13, 2010	By:	/s/ Bev Harrison
Bev Harrison
Chief Financial Officer